Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated September 29, 2025 relating to the financial statements of Black Spade Acquisition III Co as of September 5, 2025 and for the period from August 21, 2025 (inception) through September 5, 2025, which is included in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 4, 2025

Updated Dec. 3, 2020	Page 1 of 1